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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 6, 1998

                       AMERISERVE FOOD DISTRIBUTION, INC.*
               (Exact Name of Registrant as Specified in Charter)

         Delaware                  000-19367                 75-2296149
     (State or Other        (Commission File Number)        (IRS Employer
     Jurisdiction of                                     Identification No.)
      Incorporation)

                              14841 Dallas Parkway
                            Dallas, Texas 75240-2100
                    (Address of Principal Executive Offices)

                                 (972) 338-7000
              (Registrant's telephone number, including area code)


                        17975 West Sarah Lane, Suite 100
                           Brookfield, Wisconsin 53045
                 (Former Address of Principal Executive Offices)

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                        * Table of Additional Registrants

                                                                       STATE OR         PRIMARY
                                                                         OTHER         STANDARD         I.R.S.
                                                                     JURISDICTION      INDUSTRY        EMPLOYER
NAME, ADDRESS AND TELEPHONE NUMBER                                        OF        CLASSIFICATION   IDENTIFICATION
                                                                     INCORPORATION      NUMBER          NUMBER
                                                                          OR
                                                                     ORGANIZATION

AmeriServe Transportation, Inc. ..................................     Nebraska          5142         91-1824117
Chicago Consolidated Corporation..................................     Illinois          5142         36-2691925
Delta Transportation, Ltd. .......................................     Wisconsin         5142         39-1411171
Northland Transportation Services, Inc............................     Nebraska          5142         39-1807312

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-- The address of these additional registrants is 14841 Dallas Parkway, Dallas,
TX 75240.  Their telephone number is (972) 385-8595.

ITEM 5. OTHER EVENTS.

            As reported in the Current Report on Form 8-K, dated January 29, 1998, of AmeriServe Food Distribution, Inc., a Delaware corporation ("AmeriServe" or the "Company"), AmeriServe has entered into a merger agreement to acquire (the "ProSource Merger") ProSource, Inc. ("ProSource"). According to ProSource's Annual Report on Form 10-K for the fiscal year ended December 27, 1997 (the "ProSource 10-K"), fourth quarter results are lower than for the fourth quarter of 1996. Net sales decreased to $967.5 million for the quarter ended December 27, 1997 from $1,057.4 for the quarter ended December 28, 1996. Net loss for the quarter ended December 27, 1997 was $8.4 million as compared to a loss of $7.8 million for the quarter ended December 28, 1996. Based on information filed with the Securities and Exchange Commission (the "Commission"), including information in the ProSource 10-K, the Company believes that EBITDA (excluding non-recurring gains and losses) for ProSource decreased to $2.0 million for the quarter ended December 27, 1997 from $9.1 million for the quarter ended December 28, 1996. The Company believes this deterioration is due to a number of factors, including the termination of ProSource's distribution contract with Arby's, increased operating expenses and certain expenses incurred in connection with the start-up of new distribution centers. The Company believes that it will realize substantial cost savings as a result of the ProSource Merger, including significant opportunities to consolidate its administrative functions and distribution network. However, no assurance can be given that the Company will recognize any such cost savings. The ProSource Merger is subject to certain customary conditions (not including stockholder approval or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, both of which are assured or have been obtained).

            ProSource is currently subject to the periodic reporting and disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports and other information with the Commission. The information provided above should be read in conjunction with the public filings of ProSource, including the ProSource 10-K.



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


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERISERVE FOOD DISTRIBUTION, INC.



                                    By:   /s/ A. Petter 0stberg
                                       Name:   A. Petter 0stberg
                                       Title:  Vice  President  and  Assistant
                                               Secretary


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